EXHIBIT 11 - STATEMENT Re: COMPUTATION OF EARNINGS PER SHARE

                                              Nine months ended September 30,
                                              2000                    1999
                                       --------------------------------------------
                                         (in thousands, except per share data)

   Basic:
     Net income                              $ 3,393                 $14,557
     Average shares outstanding               16,880                  16,833
                                       --------------------------------------------
     Basic EPS                               $  0.20                 $  0.86
                                       ============================================

   Diluted:
     Net income                              $ 3,393                 $14,557

     Average shares outstanding               16,880                  16,833
     Effect of dilutive securities:
      Employee stock options                       -                       -
      Contingently issuable stock                  -                       -
                                       --------------------------------------------
     Totals                                   16,880                  16,833

                                       --------------------------------------------
     Diluted EPS                             $  0.20                 $  0.86
                                       ============================================

                                               Three months ended September 30,
                                               2000                     1999
                                       ---------------------------------------------
                                             (in thousands, except per share data)

   Basic:
     Net (loss) income                       $  (921)                 $ 2,318
     Average shares outstanding               16,888                   16,857
                                       ---------------------------------------------
     Basic EPS                               $ (0.05)                 $  0.14
                                       =============================================

   Diluted:
     Net (loss) income                       $  (921)                 $ 2,318

     Average shares outstanding               16,888                   16,857
     Effect of dilutive securities:
      Employee stock options                       -                        -
      Contingently issuable stock                  -                        -
                                       ---------------------------------------------
     Totals                                   16,888                   16,857
                                       ---------------------------------------------
     Diluted EPS                             $ (0.05)                 $  0.14
                                       =============================================